Exhibit 99.01

FOR IMMEDIATE RELEASE

Investor Contact: Michael J. Rockenbach	Press Contact: Robin Austin
Chief Financial Officer	Director, Public Relations
(714) 885-3695	(714) 885-3462
EMULEX REPORTS SECOND QUARTER FISCAL 2007 RESULTS
Achieved Record Quarterly Revenues of $121.4 million

     COSTA MESA, Calif., January 25, 2007 — Emulex Corporation (NYSE:ELX) today announced results for its second fiscal quarter ended December 31, 2006.
Second Quarter Financial Highlights
•	Revenues of $121.4 million, a 19% sequential increase which exceeded the October guidance of $115-$119 million

•	GAAP gross margins of 54% and non-GAAP gross margins of 62%. Both GAAP and non-GAAP gross margins reflect an excess and obsolete inventory charge of approximately $2.5 million against older generation multi-chip 2Gb/s Host Server Products due to expected demand transition to single chip 2Gb/s and 4Gb/s products

•	GAAP net loss of $10.1 million and non-GAAP net income of $24.9 million or 21% of revenue

•	GAAP net loss per diluted share of $0.12 and non-GAAP net income per diluted share of $0.27

•	Inventories of $25.3 million, and inventory turns of 8.8

•	Cash, and investments at the end of the quarter totaled $269 million after the cost of completing the acquisition of Sierra Logic and retiring all of the $236 million of previously outstanding convertible debt

•	Emulex completed the acquisition of Sierra Logic using approximately $162 million in cash for the purchase of all common and preferred stock, of which $24 million is currently held in escrow
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Emulex Corporation FY ‘07 Second Quarter Results
January 25, 2007

     GAAP results include an in-process R&D charge of approximately $22 million associated with the acquisition of Sierra Logic in October 2006 based on our preliminary purchase price allocation.
Financial Results
     Second quarter revenues of $121.4 million, rose 19% sequentially from the first quarter of fiscal 2007 and 10% from the same period a year ago. Second quarter GAAP net loss totaled $10.1 million, or $0.12 per diluted share compared to GAAP net income of $15.0 million or $0.17 per diluted share in the prior quarter, and $17.2 million or $0.19 per diluted share in the comparable prior year period. The decrease in GAAP earnings is, primarily due to the approximately $22 million in-process R&D charge associated with the Sierra Logic acquisition during the quarter. Non-GAAP net income for the second quarter, which excludes in-process R&D, the mark-up to fair value of inventory acquired in the Sierra Logic acquisition and subsequently sold, amortization of intangibles and stock-based compensation, was $24.9 million, or $0.27 per diluted share, a sequential increase of 9%. Reconciliations between GAAP and non-GAAP results are included in the accompanying financial data.
     Jim McCluney, President and CEO of Emulex stated, “I’m very pleased with the execution during the quarter and the resulting strong financial performance. The December quarter benefited from the continuing ramp of our 4Gb/s products, including a full quarter of shipments of our new 4Gb/s cards for blade servers and a strong quarter for our Embedded Storage Products.”
     “In addition to recording the highest ever quarterly revenues, the Company reached another milestone by shipping our three millionth HBA during December. Additionally, the successful integration of Sierra Logic in the December quarter secured another key building block in our diversification and growth strategy. Embedded Storage Products now represent 25 percent of total revenues and position Emulex as a leading provider of end-to-end multi protocol solutions for enterprise class storage systems,” McCluney concluded.
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Emulex Corporation FY ‘07 Second Quarter Results
January 25, 2007

Business Outlook
     Although actual results may vary depending on a variety of factors, many of which are outside Emulex’s control, Emulex is providing guidance for its third fiscal quarter ending April 1, 2007. With typical seasonality in the March quarter for Host Server Products, partially offset by expected growth in the Embedded Storage Products, Emulex is budgeting for third quarter revenues in the range of $115-$119 million or an increase of 29%– 33% over the comparable quarter of the prior year and a decline in the 2%– 5% range sequentially. Allowing for the excess and obsolete inventory charge associated with older generation 2Gb/s products taken in the second quarter, Emulex expects gross margins to return to historical levels, and that non-GAAP EPS could amount to $0.24-$0.26. On a GAAP basis, Emulex expects diluted third quarter EPS of $0.10-$0.12 per share, reflecting approximately $0.14 per share in expected GAAP charges arising primarily from amortization of intangibles and stock-based compensation.
Webcast Information
Emulex will host a webcast today at 2:00 p.m. Pacific time to discuss the financial results in detail. The webcast may be accessed live via the home page of the Emulex website at www.emulex.com. During the call, Emulex will discuss details of the second fiscal quarter financial results. A replay of the webcast will be available in the audio archive section of the investor relations page of the Emulex website. In addition, a replay of the quarterly conference call will be available for 48 hours by calling (888) 203-1112 — and using the passcode 3433152.
About Emulex
     Emulex Corporation creates enterprise-class products that intelligently connect storage, servers and networks. The world’s leading server and storage providers rely on Emulex award-winning HBAs, intelligent storage platforms and embedded storage products, including switches, bridges, routers and I/O controllers, to build reliable, scalable and high performance storage and server solutions. Emulex is listed on the New York Stock Exchange (NYSE:ELX) and corporate headquarters are located in Costa Mesa, California. News releases and other information about Emulex Corporation are available at http://www.emulex.com.
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Emulex Corporation FY ‘07 Second Quarter Results
January 25, 2007

Note Regarding Non-GAAP Financial Information. To supplement the consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company has included the following non-GAAP financial measures in this press release or in the webcast to discuss the Company’s financial results for the second quarter which may be accessed via the Company’s website at www.emulex.com: (i) non-GAAP gross margin, (ii) non-GAAP operating expenses, (iii) non-GAAP operating income, (iv) non-GAAP net income, and (v) non-GAAP earnings per diluted share. Each of these non-GAAP financial measures are adjusted from results based on GAAP to exclude certain expenses. As a general matter, the Company uses these non-GAAP measures in addition to and in conjunction with results presented in accordance with GAAP. Among other things, the Company uses such non-GAAP financial measures in addition to and in conjunction with corresponding GAAP measures to help analyze the performance of its core business, in connection with the preparation of annual budgets, and in measuring performance for some forms of compensation. In addition, the Company believes that non-GAAP financial information is used by analysts and others in the investment community to analyze the Company’s historical results and in providing estimates of future performance and that failure to report these non-GAAP measures, could result in confusion among analysts and others and a misplaced perception that the Company’s results have underperformed or exceeded expectations.
These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of the Company’s results of operations and the factors and trends affecting the Company’s business. However, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.
The non-GAAP disclosures and the non-GAAP adjustments, including the basis for excluding such adjustments and the impact on the Company’s operations, are outlined below:
     Non-GAAP gross margin. Non-GAAP gross margin excludes the effects of amortization of intangibles, stock-based compensation and the mark-up to fair value of inventory acquired in the Sierra Logic acquisition and subsequently sold. At the time of an acquisition, the intangible assets and inventory of the acquired company are recorded at fair value and subsequently either amortized over their estimated lives or expensed as consumed. The Company believes that such intangibles and the mark-up on acquired inventory do not constitute part of its core business because they generally represent costs incurred by the acquired company to build value prior to acquisition and as such they are effectively part of transaction costs rather than ongoing costs of operating the Company’s core business. In this regard, the Company notes that (i) once the intangibles are fully amortized, or the acquired inventory is consumed, the intangibles and the inventory mark-up will not be replaced with cash costs and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time, and (ii) although the Company sets the amortization expense based on useful life of the various assets at the time of the transaction, the Company cannot influence the timing and amount of the future amortization expense recognition once the lives are established. As a result, the Company believes that exclusion of these costs in presenting non-GAAP gross margin and other non-GAAP financial measures gives management and investors a more effective means of evaluating its historical performance and projected costs and the potential for realizing cost efficiencies within its core business. Similarly, the Company believes that presentation of gross margin and other non-GAAP measures that exclude the impact to gross margin of stock-based
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Emulex Corporation FY ‘07 Second Quarter Results
January 25, 2007

compensation expense assists management and investors in evaluating the period over period performance of the Company’s ongoing core business operations because the expenses are non-cash in nature and, although the size of the grants is within the Company’s control, the amount of expense varies depending on factors such as short-term fluctuations in stock price and volatility which can be unrelated to the operational performance of the Company during the period in question and generally is outside the control of management during the period in which the expense is incurred. Moreover, the Company believes that the exclusion of stock-based compensation in presenting non-GAAP gross margins and other non-GAAP financial measures is useful to investors to understand the impact of the expensing of stock-based compensation to the Company’s gross margins and other financial measures in comparison to both prior periods as well as to its competitors.
     The Company believes disclosure of non-GAAP gross margins has economic substance because the excluded expenses do not represent continuing cash expenditures and, as described above, the Company has little control over the timing and amount of the expenditures in question. A material limitation associated with the use of this measure as compared to the GAAP measure of gross margin is that it may not be comparable with the calculation of gross margin for other companies in the Company’s industry. The Company compensates for these limitations by providing full disclosure of the effects of this non-GAAP measure, by presenting the corresponding GAAP financial measure in this release and in the Company’s financial statements and by providing a reconciliation to the corresponding GAAP measure to enable investors to perform their own analysis.
     Non-GAAP operating income. Non-GAAP operating income excludes the effects of (i) amortization of intangibles, (ii) the mark-up to fair value on the inventory acquired in the Sierra Logic acquisition and subsequently sold, (iii) in process research and development expenses, (iv) stock-based compensation expense, and (v) net insurance settlement (recovery) associated with the settlement of certain shareholders lawsuits. The Company believes that presentation of a measure of operating income that excludes amortization of intangibles, Sierra Logic inventory mark-up and stock-based compensation expense is useful to management and investors for the same reasons as described above with respect to gross margin. In process research and development is a non-cash expense relating to acquisitions. At the time of an acquisition, in-process research and development costs of the acquired entity are expensed. As is the case with respect to the amortization of intangibles, the Company believes that such in process research and development expenses do not constitute part of its core business because they generally represent costs incurred by the acquired company to build value or develop technology prior to acquisition and as such they are part of transaction costs rather than ongoing costs of operating the Company’s core business. In this regard, the Company notes that (i) once in process research and development is expensed, it generally will not be replaced with cash costs and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time, and (ii) the Company cannot influence the amount of in process research and development expenses incurred. As a result, the Company believes that exclusion of in process research and development expenses in presenting non-GAAP operating income gives management and investors a more effective means of evaluating its historical performance and projected costs and the potential for realizing cost efficiencies within its core business. With respect to the exclusion of net insurance settlement (recovery), the Company believes that presentation of a measure of operating expenses that excludes such charge (recovery) is useful to management and investors in evaluating the performance of the Company’s ongoing core business operations on a period-to-period basis. In this regard, the Company notes that the net insurance settlement (recovery) is non-recurring in nature and does not arise out of or reflect charges associated with the Company’s core business operations. The Company believes disclosure of non-GAAP operating income has economic substance
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Emulex Corporation FY ‘07 Second Quarter Results
January 25, 2007

because the excluded expenses are either non-recurring in nature or do not represent current cash expenditures. A material limitation associated with the use of this measure as compared to the GAAP measure of operating income is that it may not be comparable with the calculation of operating income for other companies in the Company’s industry. The Company compensates for these limitations by providing full disclosure of the effects of this non-GAAP measure, by presenting the corresponding GAAP financial measure in this release and in the Company’s financial statements and by providing a reconciliation to the corresponding GAAP measure to enable investors to perform their own analysis.
     Non-GAAP operating expense. Non-GAAP operating expense excludes the effects of (i) amortization of intangibles, (ii) in process research and development expenses, (iii) stock-based compensation expense, and (iv) net insurance settlement (recovery) associated with the settlement of certain shareholder lawsuits. The Company believes that presentation of a measure of operating expenses that excludes the amortization of intangibles, in process research and development expenses, stock-based compensation expense, and net insurance settlement (recovery) associated with the settlement of certain shareholder lawsuits is useful to investors and the Company for the same reasons as described above with respect to non-GAAP operating income.
     The Company believes disclosure of non-GAAP operating expense has economic substance because the excluded expenses are either infrequent in nature or do not represent current cash expenditures. A material limitation associated with the use of this measure as compared to the GAAP measure of operating expenses is that it may not be comparable with the calculation of operating expenses for other companies in the Company’s industry. The Company compensates for these limitations by providing full disclosure of the effects of this non-GAAP measure, by presenting the corresponding GAAP financial measure in this release and in the Company’s financial statements and by providing a reconciliation to the corresponding GAAP measure to enable investors to perform their own analysis.
     Non-GAAP net income and non-GAAP net income per share. Non-GAAP net income and non-GAAP net income per share exclude the effects of (i) amortization of intangibles, (ii) the mark-up to fair value on the inventory acquired in the Sierra Logic acquisition and subsequently sold, (iii) in process research and development expenses, (iv) stock-based compensation expense, (v) net insurance settlement (recovery) associated with the settlement of certain shareholder lawsuits, and (vi) recovery of a previous impairment of a strategic investment and associated note. In addition, non-GAAP net income and non-GAAP net income per share reflect an adjustment of income tax expense associated with exclusion of the foregoing expense (income) items. The adjustment of income taxes is required in order to provide management and investors a more accurate assessment of the taxes that would have been payable on net income, as adjusted by exclusion of the effects of the above-listed items. The Company believes that presentation of measures of net income and net income per share that exclude these items is useful to management and investors for the reasons described above with respect to non-GAAP gross margins and non-GAAP operating income. Furthermore, with the respect to the exclusion of charges relating to the impairment of strategic investments and associated notes, the Company believes that presentation of a measure of net income and net income per share that excludes such charges is useful to management and investors in evaluating the performance of the Company’s ongoing operations on a period-to-period basis and relative to the Company’s competitors. In this regard, the Company notes that the impairment charges are non-recurring in nature and are unrelated to the Company’s core business.
     The Company believes disclosure of non-GAAP net income and non-GAAP net income per share has economic substance because the excluded expenses are either non-recurring in nature, do not represent current cash expenditures, or are unlikely to be recurring and are variable in nature. A material limitation associated with the use of this measure as compared to the GAAP measures of net
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Emulex Corporation FY ‘07 Second Quarter Results
January 25, 2007

income and net income per share is that they may not be comparable with the calculation of net income and net income per share for other companies in the Company’s industry. The Company compensates for these limitations by providing full disclosure of the effects of this non-GAAP measure, by presenting the corresponding GAAP financial measure in this release and in the Company’s financial statements and by providing a reconciliation to the corresponding GAAP measure to enable investors to perform their own analysis.
“Safe Harbor’’ Statement under the Private Securities Litigation Reform Act of 1995: With the exception of historical information, the statements set forth above, including, without limitation, those contained in the discussion of “Business Outlook” above, contain forward-looking statements that involve risk and uncertainties. We expressly disclaim any obligation or undertaking to release publicly any updates or changes to these forward-looking statements that may be made to reflect any future events or circumstances. The company wishes to caution readers that a number of important factors could cause actual results to differ materially from those in the forward-looking statements. These factors include the ability to realize the anticipated benefits of the acquisitions of Sierra Logic, Inc. and Aarohi Communications, Inc. on a timely basis or at all, and the Company’s ability to integrate the technology, operations, and personnel of Aarohi and Sierra Logic into its existing operations in a timely and efficient manner. The fact that the economy generally, and the technology and storage segments specifically, have been in a state of uncertainty makes it difficult to determine if past experience is a good guide to the future and makes it impossible to determine if markets will grow or shrink in the short term. In the past, the Company’s results have been significantly impacted by a widespread slowdown in technology investment that pressured the storage networking market that is the mainstay of the Company’s business. A downturn in information technology spending could adversely affect the Company’s revenues and results of operations. As a result of this uncertainty, the Company is unable to predict with any accuracy what future results might be. Other factors affecting these forward-looking statements include, but are not limited to, the following: slower than expected growth of the storage networking market or the failure of the Company’s OEM customers to successfully incorporate the Company’s products into their systems; the Company’s dependence on a limited number of customers and the effects of the loss of, or decrease or delays in orders by, any such customers, or the failure of such customers to make payments; the emergence of new or stronger competitors as a result of consolidation movements in the market; the timing and market acceptance of the Company’s or the Company’s OEM customers’ new or enhanced products; the variability in the level of the Company’s backlog and the variable booking patterns of the Company’s customers; the effects of terrorist activities, natural disasters and resulting political or economic instability; the highly competitive nature of the markets for the Company’s products as well as pricing pressures that may result from such competitive conditions; the Company’s ability and the ability of the Company’s OEM customers to keep pace with the rapid technological changes in the Company’s industry and gain market acceptance for new products and technologies; the effect of rapid migration of customers towards newer, lower cost product platforms; possible transitions from board or box level to application specific computer chip solutions for selected applications; a shift in unit product mix from higher-end to lower-end products; a decrease in the average unit selling prices or an increase in the manufactured cost of the Company’s products; delays in product development; the Company’s reliance on third-party suppliers and subcontractors for components and assembly; any inadequacy of the Company’s intellectual property protection or the potential for third-party claims of infringement; the Company’s ability to attract and retain key technical personnel; plans for research and development in India; the Company’s dependence on foreign sales and foreign produced products; the effect of acquisitions; impairment charges; changes in tax rates or legislation; and changes in accounting standards. These and other factors which could cause actual results to differ materially from those in the forward-looking statements are discussed in the company’s filings with the Securities and Exchange Commission, including its recent filings on Forms 8-K, 10-K and 10-Q, under the caption “Risk Factors.”

This news release refers to various products and companies by their trade names. In most, if not all, cases these designations are claimed as trademarks or registered trademarks by their respective companies.
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Emulex Corporation FY ‘07 Second Quarter Results
January 25, 2007

EMULEX CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	December 31,	January 1,	December 31,	January 1,
	2006	2006	2006	2006

Net revenues	$121,390	$110,268	$223,708	$214,647
Cost of sales	55,608	45,359	96,727	87,161

Gross profit	65,782	64,909	126,981	127,486

Operating expenses:
Engineering and development	29,566	22,335	54,877	44,190
Selling and marketing	11,944	9,254	22,136	17,211
General and administrative	7,858	5,904	14,018	11,848
In-process research and development	21,589	—	20,639	—
Amortization of other intangible assets	4,135	2,726	6,988	5,457

Total operating expenses	75,092	40,219	118,658	78,706

Operating income (loss)	(9,310)	24,690	8,323	48,780

Nonoperating income:
Interest income	5,435	4,792	12,873	8,538
Interest expense	(520)	(622)	(1,144)	(1,246)
Other income (expense), net	182	(18)	995	(20)

Total nonoperating income	5,097	4,152	12,724	7,272

Income (loss) before income taxes	(4,213)	28,842	21,047	56,052

Income tax provision	5,863	11,633	16,161	22,407

Net income (loss)	$(10,076)	$17,209	$4,886	$33,645

Net income (loss) per share:
Basic	$(0.12)	$0.21	$0.06	$0.40

Diluted	$(0.12)	$0.19	$0.06	$0.38

Number of shares used in per share computations:
Basic	85,215	83,821	84,861	83,609

Diluted	85,215	91,266	91,676	91,115

The interest expense adjustment, net of tax, to the Company’s GAAP diluted per share calculation due to the dilutive effect of its convertible subordinated notes was $371 for the three months ended January 1, 2006. The interest expense adjustment, net of tax, to the Company’s GAAP diluted per share calculation due to the dilutive effect of its convertible subordinated notes was $515 and $747 for the six months ended December 31, 2006 and January 1, 2006 respectively.
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Emulex Corporation FY ‘07 Second Quarter Results
January 25, 2007

EMULEX CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	July 2,
	2006	2006

Assets

Current assets:
Cash and cash equivalents	$114,360	$224,292
Investments	142,741	367,054
Accounts and other receivables, net	64,022	61,362
Inventories, net	25,251	22,414
Prepaid and other assets	4,614	4,618
Deferred income taxes	28,357	27,814

Total current assets	379,345	707,554

Property and equipment, net	65,657	66,951
Investments	12,061	7,103
Goodwill and other intangible assets, net	190,238	77,765
Deferred income taxes	—	352
Other assets	24,961	432

	$672,262	$860,157

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$26,359	$17,847
Accrued liabilities	26,822	21,910
Income taxes payable	17,088	27,630
Convertible subordinated notes	—	235,177

Total current liabilities	70,269	302,564

Other liabilities	638	680
Deferred income taxes	8,068	—

Total liabilities	78,975	303,244

Total stockholders’ equity	593,287	556,913

	$672,262	$860,157

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Emulex Corporation FY ‘07 Second Quarter Results
January 25, 2007

EMULEX CORPORATION AND SUBSIDIARIES
Supplemental Information
Historical Revenue by Channel and Territory:

	Q2 FY 2007	% Total	Q2 FY 2006	% Total	%
($000s)	Revenue	Revenue	Revenue	Revenue	Change

Revenue from OEM customers	$90,666	75%	$71,611	65%	27%
Revenue from distribution	30,752	25%	38,563	35%	(20)%
Other	(28)	nm	94	nm	nm

Total net revenues	$121,390	100%	$110,268	100%	10%

United States	$51,061	42%	$58,816	53%	(13)%
Pacific Rim countries	19,352	16%	12,865	12%	50%
Europe and rest of world	50,977	42%	38,587	35%	32%

Total net revenues	$121,390	100%	$110,268	100%	10%

Summary of Stock Based Compensation:

	Three Months Ended		Six Months Ended
	December 31,	January 1,	December 31,	January 1,
	2006	2006	2006	2006

Cost of sales	$191	$268	$442	$320
Engineering & development	3,620	2,174	6,328	4,096
Selling & marketing	1,505	1,236	2,893	2,291
General & administrative	2,226	2,128	3,880	3,932

Total stock based compensation	$7,542	$5,806	$13,543	$10,639

Reconciliation of GAAP gross margin to non-GAAP gross margin:

	Three Months Ended		Six Months Ended
	December 31,	January 1,	December 31,	January 1,
	2006	2006	2006	2006

GAAP gross margin	54.2%	58.9%	56.8%	59.4%

Items excluded from GAAP gross margin to calculate non-GAAP gross margin:
Stock-based compensation	0.2%	0.2%	0.2%	0.1%
Amortization of intangibles	6.0%	3.3%	5.0%	3.4%
Additional cost on sell through of stepped up inventory	1.6%	0.0%	0.8%	0.0%

Non-GAAP gross margin	62.0%	62.4%	62.8%	62.9%

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Emulex Corporation FY ‘07 Second Quarter Results
January 25, 2007

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:

	Three Months Ended		Six Months Ended
	December 31,	January 1,	December 31,	January 1,
	2006	2006	2006	2006

GAAP operating expenses, as presented	$75,092	$40,219	$118,658	$78,706

Items excluded from GAAP operating expenses to calculate non-GAAP operating expenses:
Stock-based compensation	(7,351)	(5,538)	(13,101)	(10,319)
Amortization of intangibles	(4,135)	(2,726)	(6,988)	(5,457)
In-process research and development(1)	(21,589)	—	(20,639)	—
Net insurance recovery associated with settlement of securities class action and derivative lawsuits	—	415	—	415

Impact on operating expenses	(33,075)	(7,849)	(40,728)	(15,361)

Non-GAAP operating expenses	$42,017	$32,370	$77,930	$63,345

Reconciliation of GAAP operating income (loss) to non-GAAP operating income:

	Three Months Ended		Six Months Ended
	December 31,	January 1,	December 31	January 1,
	2006	2006	2006	2006

GAAP operating income (loss), as presented above	$(9,310)	$24,690	$8,323	$48,780

Items excluded from GAAP operating income (loss) to calculate non-GAAP operating income:
Stock-based compensation	7,542	5,806	13,543	10,639
Amortization of intangibles	11,463	6,373	18,206	12,757
In-process research and development(1)	21,589	—	20,639	—
Additional cost on sell through of stepped up inventory	1,922	—	1,922	—
Net insurance recovery associated with settlement of securities class action and derivative lawsuits	—	(415)	—	(415)

Impact on operating income (loss)	42,516	11,764	54,310	22,981

Non-GAAP operating income	$33,206	$36,454	$62,633	$71,761

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Emulex Corporation FY ‘07 Second Quarter Results
January 25, 2007

Reconciliation of GAAP net income (loss) to non-GAAP net income:

	Three Months Ended		Six Months Ended
	December 31,	January 1,	December 31,	January 1,
	2006	2006	2006	2006

GAAP net income (loss), as presented above	$(10,076)	$17,209	$4,886	$33,645

Items excluded from GAAP net income (loss) to calculate non-GAAP net income:
Stock-based compensation	7,542	5,806	13,543	10,639
Amortization of intangibles	11,463	6,373	18,206	12,757
In-process research and development(1)	21,589	—	20,639	—
Additional cost on sell through of stepped up inventory	1,922	—	1,922	—
Net recovery related to a previous impairment of a strategic investment and associated note	—	—	(819)	—
Net insurance recovery associated with settlement of securities class action and derivative lawsuits	—	(415)	—	(415)
Income tax effect of above items	(7,573)	(3,421)	(10,757)	(6,770)

Impact on net income (loss)	34,943	8,343	42,734	16,211

Non-GAAP net income	$24,867	$25,552	$47,620	$49,856

Reconciliation of diluted GAAP earnings per share to diluted non-GAAP earnings per share:

	Three Months Ended		Six Months Ended
	December 31,	January 1,	December 31,	January 1
	2006	2006	2006	2006

Diluted GAAP earnings (loss) per share, as presented above	$(0.12)	$0.19	$0.06	$0.38
Items excluded from diluted GAAP earnings (loss) per share to calculate diluted non-GAAP earnings per share, net of tax effect:
Stock-based compensation	0.06	0.05	0.11	0.09
Amortization of intangibles	0.08	0.04	0.13	0.09
In-process research and development(1)	0.24	—	0.23	—
Additional cost on sell through of stepped up inventory	0.01	—	0.01	—
Net recovery related to a previous impairment of a strategic investment and associated note	—	—	(0.01)	—
Net insurance recovery associated with settlement of securities class action and derivative lawsuits	—	—	—	—

Impact on diluted earnings (loss)per share	0.39	0.09	0.47	0.18

Non-GAAP diluted earnings per share	$0.27	$0.28	$0.53	$0.56

Diluted shares used in non-GAAP per share computations	92,214	91,266	91,676	91,115

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Emulex Corporation FY ‘07 Second Quarter Results
January 25, 2007

Forward-Looking Diluted Earnings per Share Reconciliation:

Guidance for
Three Months Ending
April 1, 2007
Non-GAAP diluted earnings per share guidance	$0.24–0.26

Items excluded, net of tax, from non-GAAP diluted earning per share to calculate GAAP diluted earnings per share guidance:
Amortization of intangibles	0.08
Stock-based compensation	0.06

GAAP diluted earnings per share guidance	$0.10-0.12

(1)	Represents an in-process research and development adjustment as the Company has continued to refine the purchase price allocation associated with the Aarohi acquisition and the preliminary in-process research and development charge associated with the acquisition of Sierra Logic.

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